MUNIENHANCED FUND, INC.

FILE # 811-5739

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
8/13/2004	New Jersey EDA Motor Vehicles 7/1/29, 7/1/33	7,800,000	807,502,355

Goldman

Bear Stearns

Merrill Lynch

Morgan Stanley

Wachovia Bank

Advest

Jackson Securities

Lehman Brothers

Loop Capital Markets

PNC Capital Markets

Raymond James & Associates

RBC Dain Rauscher

Siebert Brandford Shank & Co

Sturdivant & Co

UBS Financial Services

1/21/2005	Alaska Hsg Finance Corp 5.25% 12/1/34	2,100,000	143,235,000	George K Baum & Co Bear Stearns Citigroup Global Lehman Brothers Merrill Lynch